Exhibit 10.1

STOCK AND ASSET TRANSFER AGREEMENT

THIS AGREEMENT made and entered into with an effective date of the 28th day of February, 2013, by and between Charles Bartlett, hereafter referred to as ‘Bartlett’, Specialty Contractors, Inc. hereafter referred to as ‘Specialty’, and Charles Smith and Michael Goode, hereafter collectively referred to as ‘CMG’.

WHEREAS, Bartlett owns or controls 6,000,000 shares of Specialty, and

WHERES, Specialty owns 100% of the outstanding membership interest of Texas Deco Pierre, LLC (hereafter ‘Deco’),

WHERES, Specialty wants to divest its interest in Deco

WHEREAS, Bartlett wants to continue operating Deco.

WHEREAS, CMG owns or controls 100% of Alpha Wise Assets, LLC, a Texas limited liability company, (hereafter ‘Alpha’).

WHEREAS, (1) Specialty agrees to purchase from Bartlett 5,970,000 shares of Specialty for $30,000 – such funds to be deposited in the account of Deco, (2) Specialty agrees to simultaneously reissue the 5,970,000 shares to Michael Goode in exchange for 100% of the membership units of Alpha.

NOW THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions herein contained, and in the further and additional consideration of the mutual performance thereof, the parties hereby agree as follows:

1.	Specialty hereby represents and warrants that it owns 100% of Deco.

2.	CMG hereby represents and warrants that they own 100% of Alpha.

3.	Bartlett represents and warrants that he owns 6,000,000 shares of Specialty and he can sell 5,970,000 of those shares pursuant to this Agreement.

4.	Specialty acknowledges that, after the consummation of the terms of this Agreement, that it will have no right, title or interest in Deco.

5.	Bartlett acknowledges that, after consummation of the terms of this Agreement, that he will have no right, title or interest in Specialty, except for the 30,000 shares he retains.

6.	CMG acknowledges that, after consummation of the terms of this Agreement, that they will have no right, title or interest in Alpha, except through their ownership in Specialty.

7.	Bartlett will resign as an officer and director of Specialty, effective on February 28, 2013.

8.	Michael Goode will be appointed as director and accept appointment as President, Secretary and Treasurer of Specialty.

9.	Specialty agrees to file its 2012 tax return incorporating Deco by the due date of March 15, 2013 and be liable for any taxes and / or penalties due.

10.	Bartlett understands and agrees that starting with the year ended December 31, 2013, he will be responsible for the tax returns and any related payments for Deco.

11.	The parties agree to execute any further documents, stock powers, board of director’s minutes, etc., as reasonably requested or required by the other party to consummate such exchange as soon as possible.

12.	CMG agrees to indemnify and hold harmless Bartlett in regard to all shareholders of Specialty and all claims arising out of Specialty.

13.	Bartlett agrees to indemnify and hold harmless CMG and Specialty in regard to all claims arising out of Deco.

14.	Each party hereby agrees to, and does hereby indemnify and save harmless the other party hereto against any claim, liability, or indebtedness with regard Specialty, Deco and Alpha and the transaction(s) in this Agreement.

15.	All parties submit to Dallas, Dallas County, Texas, as the jurisdiction for any dispute.

16.	Facsimile signatures to this Agreement will be treated as originals.

17.	Individual signed copies of this Agreement, when taken together, will be treated as one Agreement.

IN WITNESS WHEREOF, the parties hereto have hereby set their hands and seals to be effective as of the day and year first above written.

_____________________________________ ____________________________________

Charles Bartlett                                                     Charles Smith, Individually

President and Sole Director of

Specialty Contractors, Inc.

_____________________________________ ____________________________________

Charles Bartlett, Individually                                   Michael Goode, individually

as Major Shareholder - 6,000,000 shares